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                                                                    Exhibit 10.3


                              STORAGENETWORKS, INC.
                  2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.  Purpose.

     The purpose of this 2000 Non-Employee Director Stock Option Plan (the "Plan") of StorageNetworks, Inc. (the "Company") is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate outside directors of the Company by providing such directors with equity ownership opportunities and thereby better aligning the interests of such directors with those of the Company's stockholders.

2.  Administration.

     The Board of Directors of the Company (the "Board") shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section
5. However, all questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board. The Board shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any option granted pursuant to the Plan. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

3.  Participation in the Plan.

     Directors of the Company who are not full-time employees of the Company or any subsidiary of the Company ("outside directors") shall be eligible to receive options under the Plan.

4.  Stock Subject to the Plan.

     (a) Subject to adjustment under Section 7 below, 400,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") shall be available for issuance under the Plan, increased annually on the first day of March, beginning on March 1, 2001, by an amount equal to the number of shares of Common Stock required to restore the total number of shares of Common Stock then available for issuance upon exercise of options granted under the Plan to 400,000; provided, however, that the maximum number of shares issuable under the Plan shall not exceed 4,000,000 shares of Common Stock.

     (b) If any outstanding option under the Plan for any reason expires or is terminated, surrendered or canceled without having been exercised in full or is forfeited in whole or in part

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or results in any Common Stock not being issued, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5.  Terms, Conditions and Form of Options.

     Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements may contain terms and conditions in addition to but not inconsistent with those set forth in the Plan.

     (a) Option Grant Dates. Subject to adjustment as provided in Section 7, options shall automatically be granted to all eligible outside directors as follows:

          (i) each person who first becomes an eligible outside director after the approval of the Plan by the Company's stockholders shall be granted an option (the "Initial Option") to purchase 25,000 shares of Common Stock on the date of his or her initial election or appointment to the Board; and

          (iii) each eligible outside director shall be granted an additional option (the "Additional Option") to purchase 10,000 shares of Common Stock on the date of each Annual Meeting of Stockholders of the Company commencing with the first Annual Meeting of Stockholders following the Company's initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (each such date referred to herein as an "Additional Option Grant Date"), provided that he or she is an eligible director immediately prior to such Annual Meeting and continues to serve as a director immediately following such Annual Meeting, and provided further that the Additional Option Grant Date is at least six months after he or she received an Initial Option.

     (b) Option Exercise Price. The option exercise price per share of Common Stock for each option granted under the Plan shall equal (i) the last reported sales price per share of Common Stock on the Nasdaq National Market (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sales price per share of Common Stock by such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) or (ii) if the Common Stock is not traded on the Nasdaq National Market or such an exchange, the fair market value per share of Common Stock on the date of grant as determined by the Board.

     (c) Options Non-Transferable. Except as the Board may otherwise determine or provide in an option agreement, any option granted under the Plan to an optionee shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom it was granted, either voluntarily or by operation of law, other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

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     (d)  Exercise Period.

          (i) Initial Options. Each Initial Option granted pursuant to Section 5(a)(i) and (ii) of the Plan shall immediately become exercisable as to 100% of the shares subject to the option on the date such option was granted, except that any shares issued by the Company upon exercise of the option shall be subject to a right of repurchase (the "Purchase Option") in favor of the Company. The Company's Purchase Option shall be exercisable in the event the director ceases to be a director of the Company and shall lapse as to one-half of the shares on each of the first two anniversaries of the date the option was granted.

          (ii) Additional Options. Each Additional Option granted pursuant to
Section 5(a)(iii) of the Plan shall immediately become exercisable as to 100% of the shares subject to the option on the date such option was granted, except that any shares issued upon exercise of the option shall be subject to a Purchase Option in favor of the Company, similar to that described in Section 5(d)(i) above.

     (e) Termination. Each option shall terminate, and may no longer be exercised, on the earlier of the date (i) 10 years after the date such option was granted or (ii) 60 days after the optionee ceases to serve as a director of the Company; provided that, in the event an optionee ceases to serve as a director due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision), then the exercisable portion of the option may be exercised within the period of 180 days following the date the optionee ceases to serve as a director (but in no event later than 10 years after the date such option was granted) by the optionee or by the person to whom the option is transferred by will, by the laws of descent and distribution, or by written notice pursuant to Section 5(g).

     (f) Exercise Procedure. An option may be exercised only by written notice to the Company at its principal office accompanied by payment of the full consideration for the shares as to which the option is exercised. Such payment may be made as follows:

          (i) in cash or by check, payable to the order of the Company;

          (ii) in the sole discretion of the Board, by delivery of a promissory note of the optionee to the Company on terms determined by the Board;

          (iii) by payment of such other lawful consideration as the Board may determine; or

          (iv) any combination of the above permitted forms of payment.

     (g) Exercise by Representative Following Death of Director. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

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6.  Limitation of Rights.

     (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

     (b) No Stockholder Rights for Options. No optionee nor a designated beneficiary thereof shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an option until becoming the record holder of such shares.

7.  Adjustment to Common Stock.

     In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities subject to future option grants, and (iii) the number and class of securities and exercise price per share subject to each outstanding option shall be appropriately adjusted by the Company (or substituted options may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7 applies and Section 8 also applies to any event, Section 8 shall be applicable to such event, and this Section 7 shall not be applicable.

8.  Modification, Extension and Renewal of Options.

     The Board shall have the power to modify or amend outstanding options; provided, however, that no modification or amendment may (i) have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the optionee, or (ii) modify the number of shares of Common Stock subject to the option (except as provided in Section 7).

9.  Legends.

      The Company may at any time place legends referencing the Purchase Option described in Section 5(d)(i) above and any applicable federal or state securities law restrictions on all certificates representing shares of stock subject to the provisions of this Plan. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to an Award in the possession of a Participant in order to effectuate the provisions of this paragraph. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A PURCHASE OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

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10.  Fractional Shares.

     The Company shall not be required to issue fractional shares upon the exercise of an Option.

11.  Amendment of the Plan.

     The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements. Amendments requiring stockholder approval shall become effective when adopted by the Board.

12.  Withholding.

     Each optionee shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with options granted under the Plan to such optionee no later than the date of the event creating the tax liability. The Board may allow optionees to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the option creating the tax obligation, valued at their fair market value as determined by the Board in good faith. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to an optionee.

13.  Notice.

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

14.  Governing Law.

     The provisions of the Plan, all determinations made and actions taken pursuant hereto and all options made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

15.  Effective Date and Term of Plan.

     The Plan shall become effective on the date of approval by the stockholders of the Company. No options shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but options previously granted may extend beyond that date.

                    Adopted by the Board on March 22, 2000

                    Approved by the stockholders as of March 31, 2000


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